Exhibit 16.1

Tel: 212-371-4446 Fax: 212-371-9374 www.bdo.com	622 Third Avenue, Suite 3100 New York, NY 10017

August 9, 2021

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on August 3, 2021, to be filed by our former client, MDC Partners Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

/s/ BDO USA, LLP